Exhibit 10.16

                          INSTRUMENT OF AMENDMENT



         INSTRUMENT OF AMENDMENT, effective as of November 1, 2000 (the "Amendment"), between NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (the "Association") and FRANK G. ZARB ("Zarb") to the employment agreement effective on February 24, 1997, as amended effective March 18, 1998, and subsequently amended as of August, 1999, on March 30, 2000, and as of July 27, 2000, between the Association and Zarb (the "Employment Agreement").

                            W I T N E S S E T H:

         WHEREAS, the Association and Zarb have entered into the Employment Agreement;

         WHEREAS, Paragraph 26 of the Employment Agreement provides that the Employment Agreement may be amended by the mutual consent of the parties which consent must be evidenced by a document executed with the same formality as the Employment Agreement;

         WHEREAS, the Employment Agreement will continue in effect until February 24, 2001, unless earlier terminated in accordance with its terms;

         WHEREAS, Paragraph 4 of the Employment Agreement provides that the Employment Agreement may be extended beyond such stated term by written agreement of Zarb and the Association;

         WHEREAS, the Association and Zarb desire to amend the Employment Agreement to extend the Employment Agreement for one year beyond such stated term to allow the Association to select and appoint an individual to succeed Zarb as the Chairman and Chief Executive Officer of The Nasdaq Stock Market, Inc. and to provide a transition period for such succession, and, in addition, to amend the Employment Agreement as otherwise provided herein;

         WHEREAS, the Employment Agreement provides that the Association shall provide Zarb with certain post-retirement benefits for a period of three years after the completion of the term of the Employment Agreement in exchange for his agreement to provide certain post-retirement consulting services during such three-year period; and

         WHEREAS, the Association and Zarb wish to modify the Employment Agreement to extend the period in which the Association shall provide Zarb with such post-retirement benefits and in which Zarb shall provide such post-retirement consulting services to the Association for two years beyond such stated term, and, in addition, to amend the Employment Agreement as otherwise provided herein.

         NOW, THEREFORE, it is agreed that the Employment Agreement is hereby amended in the following manner:

         1. Paragraph 1(b) of the Employment Agreement is amended hereby to read, in its entirety, as follows:

                         "(b) The foregoing subparagraph (a) of this
                  Paragraph 1 to the contrary notwithstanding, Zarb shall relinquish his duties or positions as Chairman and Chief Executive Officer of the Association during the Additional Term (as hereinafter defined) if, his successor being duly appointed, the Association and Zarb mutually determine that such relinquishment may facilitate his successor's transition to such office; however, neither such relinquishment nor Zarb's relinquishment of his duties or positions as Chairman and Chief Executive Officer of The Nasdaq Stock Market, Inc. shall be considered a termination of the Term and shall have no effect on the Association's obligation to continue to pay and provide Zarb the compensation and benefits otherwise provided for in this Agreement for the remainder of the Term. Zarb agrees to make himself available for the balance of the Term upon reasonable prior notice to provide consulting services to the Association on matters relating to the nature and scope of his duties prior to relinquishment of his duties or positions pursuant to this Paragraph 1(b)."

         2. Paragraph 2(a) of the Employment Agreement is amended hereby to read, in its entirety, as follows:

                         "(a) The Association shall pay Zarb for his
                  services hereunder an annual base salary of: (i) $1,200,000 from the commencement of the Term (as defined in Paragraph 3) through October 31, 2000, and (ii) $2,000,000 during the period commencing on November 1, 2000 through the remainder of the Term (as defined in Paragraph 3), which annual base salary shall be payable during the year in approximately equal periodic installments as may be agreed upon by the Association and Zarb. In addition, the Association shall annually pay Zarb such incentive compensation as the Management Compensation Committee of the Association may award in its discretion, provided that the amount of such compensation for each full year of service during the Term (as defined in Paragraph 3) shall not be not less than fifty percent (50%) of Zarb's base salary for such year, and provided further that such compensation for the second year of the Additional Term (as defined in Paragraph 3) shall be no less than $4,000,000. Furthermore, to the extent that the Association grants Zarb stock options prior to the termination of the Term (as defined in Paragraph 3), such options shall fully vest upon the termination of the Term and shall be exercisable during the three (3) month period thereafter."

         3. The first sentence in Paragraph 2(b) of the Employment Agreement is amended hereby to read, in its entirety, as follows:

                         "(b) Notwithstanding any provision of this
                  Paragraph 2 to the contrary, during the first year of the Additional Term, the aggregate annual base salary and incentive compensation paid to Zarb by the Association shall not be less than such aggregate annual amount paid to Zarb for the second or third year of the Initial Term, whichever was greater."

         4. Paragraph 2 of the Employment Agreement is further amended hereby by adding new subparagraph (c) thereof to read, in its entirety, as follows:

                         "(c) Notwithstanding any provision of this
                  Paragraph 2 to the contrary, during the second year of the Additional Term, the aggregate annual base salary and incentive compensation paid to Zarb by the Association shall not be less than such aggregate annual amount paid to Zarb for the third year of the Initial Term or the first year of the Additional Term, whichever was greater."

         5. Paragraph 3 of the Employment Agreement is amended by deleting so much of such paragraph as precedes subparagraph
               (a) thereof and substituting the following in lieu thereof:

                  "This Agreement shall continue in effect for an initial term of three (3) years from the Effective Date (the "Initial Term") and for an additional two (2) years commencing immediately upon the close of the Initial Term (the "Additional Term"), and the Initial Term together with the Additional Term shall be referred to herein as the "Term," subject to earlier termination in one of the following ways:"

         6. Paragraph 5(b) of the Employment Agreement is amended hereby to read, in its entirety, as follows:

                         "(b) Upon completion of the Term and for a period
                  of five years thereafter, the Association shall indemnify and hold Zarb harmless to the fullest extent permitted by applicable law with regard to any action or inaction of Zarb as an officer, director or employee of the Association or as a fiduciary of any benefit plan of the Association; and further upon completion of the Term and for a period of five years thereafter, Zarb shall be entitled to receive at the Association's expense: (i) the full-time and exclusive use of an automobile of his choice and driver; (ii) appropriate office and secretarial services; (iii) payment or reimbursement of dues, initiation and other fees and charges for various clubs in the New York City and/or Washington, D.C., metropolitan areas upon presentation of appropriate receipts or other documentation (in the case of this clause (iii), not exceeding $20,000 for any year); (iv) upon presentation of appropriate receipts or vouchers in a manner consistent with the expense substantiation policy of the Association generally applicable to its executive officers and in accordance with the provisions of such policy regarding the timing and amount of expense reimbursements, payment or reimbursement of reasonable business-related expenses incurred, including, but not limited to, expenses for such items as entertainment, travel, hotels, and meals, as well as for the travel, hotel, and meals of Zarb's wife on those occasions when the proper representation of the Association makes it advisable for her to accompany him, provided that in the case of travel, hotel, and meals for Zarb's wife, the reimbursements provided under this clause (iv) shall include such amounts as may be necessary for Zarb to pay any taxes imposed with respect to such reimbursements (which amounts shall be paid to Zarb by January 31 of the year following the year in which the expenses were incurred); (v) an appropriate efficiency apartment in the Washington D.C. metropolitan area; (vi) an appropriate corporate apartment in the Borough of Manhattan, New York City; (vii) to ensure the personal safety of Zarb and his wife, at such times and as reasonably required by the circumstances, a personal bodyguard for Zarb and his wife and/or surveillance of his personal residences and/or other reasonable method of security; (viii) a T1-line telephone system connected to the telephone system of the Association and appropriate maintenance thereof and a home security system in each of his residences in the New York City metropolitan area and Florida; and (ix) reimbursement of Zarb for the annual expenses he incurs for personal financial and tax counseling, provided that the amount of such reimbursement for any calendar year shall not exceed $50,000; (x) reimbursement of Zarb for any legal fees and expenses incurred in the negotiation of this Agreement, provided that the amount of such reimbursement for any calendar year shall not exceed $20,000, and, in the event of any dispute between Zarb and the Association under this Agreement which is wholly or partly resolved in Zarb's favor, reimbursement of Zarb for reasonable legal fees and expenses incurred in connection with such dispute, provided that the reimbursement provided under this clause (x) shall include such amounts as may be necessary for Zarb to pay any taxes imposed with respect to such reimbursements; and (xi) an annual consulting fee of $100,000, which shall be payable during the year in approximately equal periodic installments as may be agreed upon by the Association and Zarb; and provided further that Zarb's receipt of the benefits described in this subparagraph
                  (b) shall be contingent upon Zarb's agreement to make himself available to provide the consulting services set forth in subparagraph (c) below."

         7. Paragraphs 5(c) and (d) of the Employment Agreement are further amended hereby to read, in their entirety, as follows:

                         "(c) Upon completion of the Term and in
                  consideration of the Association's agreement to provide the benefits described in subparagraph (b) above, Zarb agrees to make himself available for a period of five years thereafter upon reasonable prior notice to provide consulting services to the Chief Executive Officer of the Association on matters relating to the nature and scope of his duties during the Term; provided, however, that in no event shall Zarb be required to provide such consulting services for more than 100 hours during any 12 month period (including travel time associated with such consulting services).

                         (d) Notwithstanding the foregoing, the obligations
                  of the Association and Zarb under subparagraphs (b) and
                  (c) above shall cease prior to the end of the five year period reflected in subparagraph (c) if Zarb commences employment with another employer (or if Zarb becomes re-employed by the Association)."

         8. The first sentence of Paragraph 10(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

                         "(b) If Zarb transfers his principal residence
                  from the Washington, D.C., metropolitan area to the New York City metropolitan area in connection with his employment under this Agreement, the Association shall reimburse Zarb for: (i) moving expenses (within the meaning of Section 217(b) of the Internal Revenue Code) incurred in connection with the establishment of his principal residence in the New York City metropolitan area and the establishment of any interim residence in the New York City metropolitan area prior to the establishment of his principal residence; (ii) airfare expenses incurred by Zarb and Zarb's wife in connection with locating and establishing such residences in the New York City metropolitan area; (iii) the cost of installing and maintaining a T1-line telephone system connected to the telephone system of the Association and, to ensure his personal safety, the cost of installing and maintaining a home security system in each of his residences in the New York City metropolitan area and Florida (if recommended by an independent security study); (iv) the cost of an appropriate efficiency apartment in the Washington D.C., metropolitan area during the remaining Term; and (v) the cost of an appropriate corporate apartment in the Borough of Manhattan, New York City during the remaining Term."

         9. Paragraph 12 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

                         "The Association shall reimburse Zarb for the
                  annual expenses he incurs for personal financial and tax counseling, provided that the amount of such reimbursement for any calendar year shall not exceed $50,000."

         10. All of the terms and conditions of the Employment Agreement as amended by this Instrument of Amendment shall remain in full force and effect throughout the term thereof and, to the extent applicable, for five years thereafter.

         IN WITNESS WHEREOF, the corporate party hereto has caused this Instrument of Amendment to be duly executed and delivered on the date indicated below, and the individual party hereto has executed and delivered this Instrument of Amendment on the date indicated below, effective for all purposes on November 1, 2000.


                                             NATIONAL ASSOCIATION OF SECURITIES
                                               DEALERS, INC.


_____________________                        By_____________________________
Date                                            Chairman of the Management
                                                Compensation Committee


                                                (Corporate Seal)


---------------------                        -------------------------------
Date                                         Frank G. Zarb